Exhibit 99.1 – News Release

RB Global reports third quarter 2025 results
WESTCHESTER, IL, November 6, 2025 – RB Global, Inc. (NYSE & TSX: RBA, the “Company”, “RB Global”, “we”, “us”, “their”, or “our”) reported the following results for the three months ended September 30, 2025.
"GTV growth this quarter was broad-based across every sector, reflecting the dedication of our teammates and our commitment to being trusted partners," said Jim Kessler, CEO of RB Global. "Our newly implemented operating model brings the leaders closer to the customer and sets the stage for the next generation of growth and shareholder value creation."
"We delivered strong operating leverage this quarter, translating execution discipline into solid bottom line growth," said Eric J. Guerin, Chief Financial Officer. "We continue to invest in our growth initiatives and the customer experience to position the company for durable long-term growth."

Third Quarter Financial Highlights1,2,3:
•Total gross transaction value ("GTV") increased 7% year over year to $3.9 billion.
•Total revenue increased 11% year over year to $1.1 billion.
•Service revenue increased 8% year over year to $845.0 million.
•Inventory sales revenue increased 23% year over year to $247.7 million.
•Net income increased 25% year over year to $95.2 million.
•Net income available to common stockholders increased 21% year over year to $80.7 million.
•Diluted earnings per share available to common stockholders increased 19% to $0.43 per share.
•Diluted adjusted earnings per share available to common stockholders increased 31% year over year to $0.93 per share.
•Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") increased 16% year over year to $327.7 million.
2025 Financial Outlook
The Company has updated its full-year 2025 outlook for select financial data, as shown below:

(in U.S. dollars in millions, except percentages)	Current Outlook	Prior Outlook
GTV growth	0% to 1%	0% to 3%
Adjusted EBITDA	$1,350 to $1,380	$1,340 to $1,370
Full year tax rate (GAAP and adjusted)	22% to 24%	24% to 27%
Capital expenditures[4]	$350 to $400	$350 to $400

1 For information regarding RB Global's use and definition of certain measures, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release.
2 All figures are presented in U.S. dollars.
3 For the third quarter of 2025 as compared to the third quarter of 2024.
4 Capital expenditures is defined as property, plant and equipment, net of proceeds on disposals, plus intangible asset additions.

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Additional Financial and Operational Highlights

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. dollars in millions, except EPS and percentages)	2025	2024	2025 over 2024	2025	2024	2025 over 2024
GTV	$3,893.8	$3,622.2	7%	$11,920.8	$11,803.6	1%
Service revenue	845.0	779.9	8%	2,584.7	2,488.1	4%
Service revenue take rate	21.7%	21.5%	20bps	21.7%	21.1%	60bps

Inventory sales revenue	$247.7	$201.9	23%	$802.6	$654.5	23%
Inventory return	11.6	8.4	38%	45.1	41.7	8%
Inventory rate	4.7%	4.2%	50bps	5.6%	6.4%	(80)bps

Net income	$95.2	$76.0	25%	$318.2	$294.4	8%
Net income available to common stockholders	80.7	66.9	21%	283.1	264.7	7%
Adjusted EBITDA	327.7	283.7	16%	1,020.1	956.7	7%
Diluted earnings per share available to common stockholders	$0.43	$0.36	19%	$1.52	$1.43	6%
Diluted adjusted earnings per share available to common stockholders	$0.93	$0.71	31%	$2.89	$2.54	14%

Revenue

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2025	2024	2025 over 2024	2025	2024	2025 over 2024
Transactional seller revenue	$215.8	$206.6	4%	$673.6	$695.9	(3)%
Transactional buyer revenue	543.8	486.9	12%	1,661.1	1,522.3	9%
Marketplace services revenue	85.4	86.4	(1)%	250.0	269.9	(7)%
Total service revenue	845.0	779.9	8%	2,584.7	2,488.1	4%
Inventory sales revenue	247.7	201.9	23%	802.6	654.5	23%
Total revenue	$1,092.7	$981.8	11%	$3,387.3	$3,142.6	8%
For the Third Quarter:
•GTV increased 7% year over year to $3.9 billion, reflecting broad-based strength across all sectors. Growth in the commercial construction and transportation ("CC&T") sector was partially driven by the inclusion of J.M. Wood Auction Co., Inc. ("J.M. Wood"). Excluding the impact of this acquisition, CC&T GTV increased due to a higher average price per lot sold, driven primarily on improved mix, partially offset by lower volumes as the prior year benefited from a certain significant non-recurring customer disposition. In the automotive sector, GTV increased due to year-over-year market share gains, as well as growth in lot volume from existing partners. The average price per lot sold declined primarily due to a shift in customer mix, with a greater proportion of remarketed vehicles relative to insurance vehicles. Geographically, GTV strength was driven by Canada and International markets.
•Service revenue increased 8% year over year to $845.0 million, driven by higher GTV and an increase in service revenue take rate. Service revenue take rate expanded 20 basis points year over year to 21.7% driven by a higher buyer fee rate structure, partially offset by lower marketplace services revenue and a lower average seller commission rate. The decline in marketplace services revenue was driven by lower fees earned from transportation services compared to the prior period.
•Inventory sales revenue increased 23% year over year to $247.7 million, partially due to the inclusion of J.M. Wood. Excluding the impact of this acquisition, inventory sales revenue benefited from a large CC&T customer

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disposition in the United States. The inventory rate expanded 50 basis points year over year to 4.7%, primarily due to strong performance in the CC&T sector.
•Net income available to common stockholders increased to $80.7 million, primarily driven by the decrease in income tax expense and lower interest expense due to lower long-term debt levels driven by repayments of principal and lower interest rates, partly as a result of the recent refinancing of our Credit Agreement. These increases were partially offset by the adjustment of redeemable non-controlling interest.
•Adjusted EBITDA1 increased 16% year over year driven by GTV growth, service revenue take rate expansion, higher contribution from inventory returns, partially offset by higher operating expenses.
GTV by Sector

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in U.S. dollars in millions, except percentages)	2025	2024	2025 over 2024	2025	2024	2025 over 2024
Automotive	$2,152.2	$2,031.1	6%	$6,458.4	$6,143.7	5%
Commercial construction and transportation	1,328.9	1,217.6	9%	4,128.9	4,392.1	(6) %
Other[2]	412.7	373.5	10%	1,333.5	1,267.8	5%
Total GTV	$3,893.8	$3,622.2	7%	$11,920.8	$11,803.6	1%
Total Lots Sold by Sector

	Three months ended September 30,			Nine months ended September 30,
			% Change			% Change
(in '000's of lots sold, except percentages)	2025	2024	2025 over 2024	2025	2024	2025 over 2024
Automotive	601.7	553.8	9%	1,823.2	1,686.1	8%
Commercial construction and transportation	87.8	103.1	(15) %	272.9	330.1	(17) %
Other[2]	126.7	140.8	(10) %	422.4	459.9	(8) %
Total lots sold	816.2	797.7	2%	2,518.5	2,476.1	2%
Reconciliation of Operating Expenses
The below table reconciles as reported operating expenses by line item to adjusted operating expenses to exclude the impact of adjustments as defined in our Non-GAAP Measures.

For the three months ended September 30, 2025
	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
(in U.S. dollars in millions)
As reported	$353.0	$236.1	$217.8	$4.0	$124.7	$935.6
Share-based payments expense	—	—	(21.6)	—	—	(21.6)
Acquisition- related and integration costs	—	—	—	(4.0)	—	(4.0)
Restructuring costs	—	—	(10.2)	—	—	(10.2)
Amortization of acquired intangible assets	—	—	—	—	(72.7)	(72.7)
Executive transition costs	—	—	(4.7)	—	—	(4.7)
Other legal, advisory and non-income tax expenses	—	—	(6.1)	—	—	(6.1)
Adjusted	$353.0	$236.1	$175.2	$—	$52.0	$816.3
1 For information regarding RB Global's use and definition of this measure, see “Key Operating Metrics” and “Non-GAAP Measures” sections in this press release.
2 Total GTV and total lots sold in the other sector exclude the results from LKQ SYNETIQ from June 21 2025, the date of its deconsolidation from the Company.

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For the nine months ended September 30, 2025
	Cost of services	Cost of inventory sold	Selling, general and administrative expenses	Acquisition- related and integration costs	Depreciation and amortization	Total operating expenses
(in U.S. dollars in millions)
As reported	$1,068.8	$757.5	$645.0	$9.8	$355.9	$2,837.0
Share-based payments expense	—	—	(61.2)	—	—	(61.2)
Acquisition- related and integration costs	—	—	—	(9.8)	—	(9.8)
Restructuring costs	—	—	(13.1)	—	—	(13.1)
Amortization of acquired intangible assets	—	—	—	—	(209.3)	(209.3)
Loss on disposition of property, plant and equipment and related costs	—	—	(0.2)	—	—	(0.2)
Prepaid consigned vehicle charges	0.5	—	—	—	—	0.5
Executive transition costs	—	—	(10.5)	—	—	(10.5)
Loss on deconsolidation and related costs	—	(1.7)	(2.5)	—	—	(4.2)
Debt refinancing costs	—	—	(3.9)	—	—	(3.9)
Remeasurements in connection with business combinations	—	—	(0.1)	—	—	(0.1)
Other legal, advisory and non-income tax expenses	(1.0)	—	(10.5)	—	—	(11.5)
Adjusted	$1,068.3	$755.8	$543.0	$—	$146.6	$2,513.7
Dividend Information
Quarterly Dividend
On November 5, 2025, the Company declared a quarterly cash dividend of $0.31 per common share, payable on December 17, 2025, to shareholders of record on November 26, 2025.
Other Company Developments
On October 28, 2025, an Australian subsidiary of the Company entered into a definitive agreement to purchase all of the outstanding shares of Smith Broughton Pty Ltd, an Australia based auction company for A$57.5 million ($38.0 million), subject to adjustments for working capital, inventory, and other items. The transaction is subject to customary closing conditions and is expected to close in the fourth quarter of 2025.
Third Quarter 2025 Earnings Conference Call
RB Global is hosting a conference call to discuss its financial results for the quarter ended September 30, 2025, at 4:30 PM ET on November 6, 2025. The replay of the webcast will be available through November 6, 2026.
Conference call and webcast details are available at the following link:
https://investor.rbglobal.com
About RB Global
RB Global, Inc. (NYSE: RBA) (TSX: RBA) is a leading, omnichannel marketplace that provides value-added insights, services and transaction solutions for buyers and sellers of commercial assets and vehicles worldwide. Through our auction sites and digital platform, we have a wide global presence and serve customers across a variety of asset classes, including automotive, commercial transportation, construction, government surplus, lifting and material handling, energy, mining and agriculture. Our marketplace brands include Ritchie Bros., the world's largest auctioneer of commercial assets and vehicles offering online bidding, and IAA, Inc. ("IAA"), a leading global digital marketplace connecting vehicle buyers and sellers. Our portfolio of brands also includes Rouse Services ("Rouse"), which provides a complete end-to-end asset management, data-driven intelligence and performance benchmarking system; SmartEquip Inc. ("SmartEquip"), an innovative technology platform that supports customers' management of the equipment lifecycle and integrates parts procurement with both OEMs and dealers; and VeriTread LLC ("VeriTread"), an online marketplace for heavy haul transport.

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Forward-looking Statements
This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding future financial and operational results, opportunities, and any other statements regarding events or developments that RB Global believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan”, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “confident”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “remain”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond RB Global’s control, including risks and uncertainties related to: our ability to integrate acquisitions, including the recently acquired J.M. Wood; the fact that operating costs and business disruption may be greater than expected; the effect of the consummation of the merger on the trading price of RB Global's common shares; the ability of RB Global to retain and hire key personnel and employees; the significant costs associated with the merger; the outcome of any legal proceedings that have been or could be instituted against RB Global; the ability of the Company to realize anticipated synergies in the amount, manner or timeframe expected or at all; the failure of the Company to achieve expected operating results in the amount, manner or timeframe expected or at all; changes in capital markets and the ability of the Company to generate cash flow and/or finance operations in the manner expected or to de-lever in the timeframe expected; the failure of RB Global or the Company to meet financial forecasts and/or key performance targets including the Company's key operating metrics; the Company’s ability to commercialize new platform solutions and offerings; legislative, regulatory and economic developments affecting the combined business; general economic and market developments and conditions, including as a result of global trade tensions and as a result of current, proposed or future tariffs; the evolving legal, regulatory and tax regimes under which RB Global operates; unpredictability and severity of catastrophic events, including, but not limited to, pandemics, acts of terrorism or outbreak of war or hostilities, as well as RB Global’s response to any of the aforementioned factors. Other risks that could cause actual results to differ materially from those described in the forward-looking statements are included in RB Global's periodic reports and other filings with the Securities and Exchange Commission (“SEC”) and/or applicable Canadian securities regulatory authorities, including the risk factors identified under Item 1A “Risk Factors” and the section titled “Summary of Risk Factors” in RB Global’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and RB Global’s periodic reports and other filings with the SEC, which are available on the SEC, SEDAR and RB Global’ websites. The foregoing list is not exhaustive of the factors that may affect RB Global’s forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and RB Global does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.
Key Operating Metrics
We regularly review a number of metrics, including the following key operating metrics, to evaluate our business, measure our performance, identify trends affecting our business, and make operating decisions. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our operational strategies.

Gross Transaction Value: Represents total proceeds from all items sold on our auctions and online marketplaces, third-party online marketplaces, private brokerage services and other disposition channels. GTV is not a measure of financial performance, liquidity, or revenue, and is not presented in the Company’s consolidated financial statements.

Total service revenue take rate: Total service revenue divided by total GTV.

Inventory return: Inventory sales revenue less cost of inventory sold.
Inventory rate: Inventory return divided by inventory sales revenue.
Total lots sold: A single asset to be sold or a group of assets bundled for sale as one unit. Low value assets are sometimes bundled into a single lot, collectively referred to as “small value lots.”

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GTV and Selected Condensed Consolidated Financial Information
GTV and Condensed Consolidated Income Statements
(Unaudited; in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
GTV	$3,893.8	$3,622.2	$11,920.8	$11,803.6
Revenue:
Service revenue	$845.0	$779.9	$2,584.7	$2,488.1
Inventory sales revenue	247.7	201.9	802.6	654.5
Total revenue	1,092.7	981.8	3,387.3	3,142.6
Operating expenses:
Costs of services	353.0	339.7	1,068.8	1,041.5
Cost of inventory sold	236.1	193.5	757.5	612.8
Selling, general and administrative	217.8	177.8	645.0	584.5
Acquisition-related and integration costs	4.0	6.0	9.8	22.9
Depreciation and amortization	124.7	111.9	355.9	329.9
Total operating expenses	935.6	828.9	2,837.0	2,591.6
Gain on disposition of property, plant and equipment	1.2	0.5	1.6	3.2
Loss on deconsolidation	—	—	(15.5)	—
Operating income	158.3	153.4	536.4	554.2
Interest expense	(48.2)	(57.2)	(145.6)	(181.0)
Interest income	3.6	6.9	10.6	20.3
Other loss, net	(1.6)	(1.2)	(0.7)	(2.2)
Foreign exchange gain (loss)	(0.4)	0.3	(0.6)	(1.6)
Income before income taxes	111.7	102.2	400.1	389.7
Income tax expense	16.5	26.2	81.9	95.3
Net income	$95.2	$76.0	$318.2	$294.4
Net income (loss) attributable to:
Controlling interests	$95.5	$76.1	$318.7	$294.6
Redeemable non-controlling interest	(0.3)	(0.1)	(0.5)	(0.2)
Net income	$95.2	$76.0	$318.2	$294.4
Net income attributable to controlling interests	$95.5	$76.1	$318.7	$294.6
Cumulative dividends on Series A Senior Preferred Shares	(6.7)	(6.7)	(20.1)	(20.1)
Allocated earnings to Series A Senior Preferred Shares	(3.1)	(2.5)	(10.5)	(9.8)
Adjustment of redeemable non-controlling interest	(5.0)	—	(5.0)	—
Net income available to common stockholders	$80.7	$66.9	$283.1	$264.7

Basic earnings per share available to common stockholders	$0.43	$0.36	$1.53	$1.44
Diluted earnings per share available to common stockholders	$0.43	$0.36	$1.52	$1.43
Basic weighted average number of shares outstanding	185.6	184.3	185.3	183.8
Diluted weighted average number of shares outstanding	187.1	185.5	186.7	185.0

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Condensed Consolidated Balance Sheets
(Unaudited; in millions)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$674.7	$533.9
Restricted cash	78.6	174.9
Trade and other receivables, net of allowance for credit losses of $5.5 and $7.2, respectively	697.6	709.4
Prepaid consigned vehicle charges	58.4	67.9
Inventory	120.9	121.5
Other current assets	82.7	77.0
Income taxes receivable	116.3	30.2
Assets held for sale	40.6	—
Total current assets	1,869.8	1,714.8
Property, plant and equipment, net	1,461.1	1,275.4
Operating lease right-of-use assets	1,539.6	1,529.1
Other non-current assets	151.8	98.4
Intangible assets, net	2,529.0	2,668.7
Goodwill	4,680.0	4,511.8
Deferred tax assets	8.8	8.8
Total assets	$12,240.1	$11,807.0
Liabilities, Temporary Equity and Stockholders' Equity
Current liabilities:
Auction proceeds payable	$509.7	$378.0
Trade and other liabilities	745.6	782.0
Current operating lease liabilities	124.2	113.3
Income taxes payable	6.0	26.2
Short-term debt	73.6	27.7
Current portion of long-term debt	51.2	4.1
Liabilities held for sale	6.4	—
Total current liabilities	1,516.7	1,331.3
Long-term operating lease liabilities	1,447.8	1,431.1
Long-term debt	2,517.4	2,622.1
Other non-current liabilities	171.8	97.4
Deferred tax liabilities	606.5	608.7
Total liabilities	6,260.2	6,090.6
Temporary equity:
Series A Senior Preferred Shares, no par value; shares authorized, issued and outstanding: 485.0 million	482.0	482.0
Redeemable non-controlling interest	12.6	8.1
Stockholders' equity:
Senior preferred and junior preferred stock; unlimited shares authorized; shares issued and outstanding, other than Series A Senior Preferred Shares: nil	—	—
Common stock and additional paid-in capital, no par value; unlimited shares authorized; shares issued and outstanding: 185.7 million	4,333.9	4,258.5
Retained earnings	1,212.3	1,090.3
Accumulated other comprehensive loss	(62.7)	(124.8)
Stockholders' equity	5,483.5	5,224.0
Non-controlling interests	1.8	2.3
Total stockholders' equity	5,485.3	5,226.3
Total liabilities, temporary equity and stockholders' equity	$12,240.1	$11,807.0

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Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Nine months ended September 30,
	2025	2024
Cash provided by (used in):
Operating activities:
Net income	$318.2	$294.4
Adjustments for items not affecting cash:
Depreciation and amortization	355.9	329.9
Share-based payments expense	64.4	45.2
Deferred income tax benefit	—	(44.5)
Unrealized foreign exchange loss (gain)	0.2	(0.5)
Gain on disposition of property, plant and equipment	(1.6)	(3.2)
Loss on deconsolidation	15.5	—
Allowance for expected credit losses	0.1	5.4
Amortization of debt issuance costs	7.1	9.7
Amortization of right-of-use assets	119.3	114.7
Other, net	12.1	16.1
Net changes in operating assets and liabilities	(168.2)	(19.7)
Net cash provided by operating activities	723.0	747.5
Investing activities:
Acquisition of J.M. Wood, net of cash acquired	(163.6)	—
Property, plant and equipment additions	(190.3)	(110.8)
Proceeds on disposition of property, plant and equipment	4.4	1.5
Intangible asset additions	(91.2)	(83.7)
Proceeds from repayment of loans receivable	15.8	6.3
Issuance of loans receivable	(36.4)	(20.8)
Other, net	(4.0)	(2.1)
Net cash used in investing activities	(465.3)	(209.6)
Financing activities:
Dividends paid to common stockholders	(165.5)	(152.4)
Dividends paid to Series A Senior Preferred shareholders	(25.9)	(25.6)
Proceeds from exercise of options and share option plans	35.4	57.5
Payment of withholding taxes on issuance of shares	(20.6)	(14.6)
Net increase in short-term debt	41.2	16.4
Proceeds from long-term debt	275.0	—
Repayment of long-term debt	(338.9)	(353.3)
Payment of debt issuance costs	(4.4)	—
Repayment of finance lease and equipment financing obligations	(23.6)	(19.7)
Proceeds from equipment financing obligations	2.7	2.0
Payment of contingent consideration	(1.9)	(1.9)
Net cash used in financing activities	(226.5)	(491.6)
Effect of changes in foreign currency rates on cash, cash equivalents, and restricted cash	19.3	(4.1)
Cash and cash equivalents classified as assets held for sale	(6.0)	—
Net increase in cash, cash equivalents, and restricted cash	44.5	42.2
Cash, cash equivalents, and restricted cash, beginning of period	708.8	747.9
Cash, cash equivalents, and restricted cash, end of period	$753.3	$790.1

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Non-GAAP Measures
This news release references non-GAAP measures. These measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP.
The Company has not provided a reconciliation of Adjusted EBITDA outlook for fiscal 2025 to GAAP net income, the most directly comparable GAAP financial measure, because without unreasonable efforts, it is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate Adjusted EBITDA, including but not limited to: (a) the net loss or gain on the sale of property plant & equipment, or other assets (b) loss on deconsolidation and related costs (c) acquisition-related or integration costs relating to our mergers and acquisition activity, including severance costs, (d) restructuring costs, (e) other legal, advisory and non-income tax expenses, (f) share-based payments compensation expense, which value is directly impacted by the fluctuations in our share price and other variables, and (g) other expenses that we do not believe are indicative of our ongoing operations. These adjustments are uncertain, depend on various factors that are beyond our control and could have a material impact on net income for fiscal 2025.
Please refer to the quarterly report on Form 10-Q for the quarter ended September 30, 2025 for a summary of adjusting items during the trailing twelve months ended September 30, 2025 and September 30, 2024.
Adjusted Net Income Available to Common Stockholders and Diluted Adjusted EPS Available to Common Stockholders
The Company believes that adjusted net income available to common stockholders provides useful information about the growth or decline of the net income available to common stockholders for the relevant financial period and eliminates the financial impact of adjusting items the Company does not consider to be part of the normal operating results. Diluted adjusted EPS available to common stockholders eliminates the financial impact of adjusting items from net income available to common stockholders that the Company does not consider to be part of the normal operating results.
Adjusted net income available to common stockholders is calculated as net income available to common stockholders, excluding the effects of adjusting items that we do not consider to be part of our normal operating results, such as share-based payments expense, acquisition-related and integration costs, restructuring costs, amortization of acquired intangible assets, executive transition costs and certain other items.
Net income available to common stockholders is calculated as net income attributable to controlling interests, less cumulative dividends on Series A Senior Preferred Shares, allocated earnings to Series A Senior Preferred Shares, and adjustments to redeemable non-controlling interest.
Diluted adjusted EPS available to common stockholders is calculated by dividing adjusted net income available to common stockholders by the weighted average number of dilutive shares outstanding, except that it is computed based upon the lower of the two-class method or the if-converted method, which includes the effects of the assumed conversion of the Series A Senior Preferred Shares and the effect of shares issuable under the Company’s stock-based incentive plans, if such effect is dilutive.

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The following table reconciles adjusted net income available to common stockholders and diluted adjusted EPS available to common stockholders to net income available to common stockholders and diluted EPS available to common stockholders, which are the most directly comparable GAAP measures in our consolidated financial statements:

	Three months ended September 30,			Nine months ended September 30,
(in millions, except percentages and per share amounts)	2025	2024	% Change	2025	2024	% Change
Net income available to common stockholders	$80.7	$66.9	21%	$283.1	$264.7	7%
Share-based payments expense	21.6	9.7	123%	61.2	41.1	49%
Acquisition-related and integration costs	4.0	6.0	(33)%	9.8	22.9	(57)%
Restructuring costs	10.2	—	NM	13.1	—	NM
Amortization of acquired intangible assets	72.7	67.9	7%	209.3	206.5	1%
(Gain) loss on disposition of property, plant and equipment and related costs	(1.2)	0.2	NM	(1.4)	(1.2)	17%
Prepaid consigned vehicles charges	—	(0.6)	NM	(0.5)	(4.0)	(88)%
Executive transition costs	4.7	0.6	683%	10.5	4.3	144%
Loss on deconsolidation and related costs	—	—	NM	19.7	—	NM
Debt refinancing costs	—	—	NM	3.9	—	NM
Remeasurements in connection with business combinations	—	1.2	NM	0.1	1.2	(92)%
Other legal, advisory and non-income tax expenses	7.4	2.2	236%	12.7	12.1	5%
Accretion of deferred consideration	0.7	—	NM	0.7	—	NM
Related tax effects of the above	(28.6)	(21.0)	36%	(78.3)	(69.8)	12%
Related allocation of the above to participating securities	(3.2)	(2.3)	39%	(9.2)	(7.6)	21%
Adjustment of redeemable non-controlling interest	5.0	—	NM	5.0	—	NM
Adjusted net income available to common stockholders	$174.0	$130.8	33%	$539.7	$470.2	15%
Weighted average number of dilutive shares outstanding	187.1	185.5	1%	186.7	185.0	1%
Diluted earnings per share available to common stockholders	$0.43	$0.36	19%	$1.52	$1.43	6%
Diluted adjusted earnings per share available to common stockholders	$0.93	$0.71	31%	$2.89	$2.54	14%

NM = Not meaningful

RB Global	10

Adjusted EBITDA
The Company believe adjusted EBITDA provides useful information and is a key performance measure because it facilitates operating performance comparisons from period to period and it provides management with the ability to monitor its controllable incremental revenues and costs.
Adjusted EBITDA is calculated by adding back depreciation and amortization, interest expense, and income tax expense, and subtracting interest income from net income, as well as adding back the adjusting items.
The following table reconciles adjusted EBITDA to net income, which is the most directly comparable GAAP measure in, or calculated from, our consolidated financial statements:

	Three months ended September 30,			Nine months ended September 30,
(in millions, except percentages)	2025	2024	% Change	2025	2024	% Change
Net income	$95.2	$76.0	25%	$318.2	$294.4	8%
Add: depreciation and amortization	124.7	111.9	11%	355.9	329.9	8%
Add: interest expense	48.2	57.2	(16)%	145.6	181.0	(20)%
Less: interest income	(3.6)	(6.9)	(48)%	(10.6)	(20.3)	(48)%
Add: income tax expense	16.5	26.2	(37)%	81.9	95.3	(14)%
EBITDA	281.0	264.4	6%	891.0	880.3	1%
Share-based payments expense	21.6	9.7	123%	61.2	41.1	49%
Acquisition-related and integration costs	4.0	6.0	(33)%	9.8	22.9	(57)%
Restructuring costs	10.2	—	NM	13.1	—	NM
(Gain) loss on disposition of property, plant and equipment and related costs	(1.2)	0.2	NM	(1.4)	(1.2)	17%
Prepaid consigned vehicles charges	—	(0.6)	NM	(0.5)	(4.0)	(88)%
Executive transition costs	4.7	0.6	683%	10.5	4.3	144%
Loss on deconsolidation and related costs	—	—	NM	19.7	—	NM
Debt refinancing costs	—	—	NM	3.9	—	NM
Remeasurements in connection with business combinations	—	1.2	NM	0.1	1.2	(92)%
Other legal, advisory and non-income tax expenses	7.4	2.2	236%	12.7	12.1	5%
Adjusted EBITDA	$327.7	$283.7	16%	$1,020.1	$956.7	7%
NM = Not meaningful

RB Global	11

Adjusted Net Debt and Adjusted Net Debt/Adjusted EBITDA
The Company believes that comparing adjusted net debt to adjusted EBITDA on a trailing twelve-month basis, across different periods, provides useful information to investors about the Company's operational performance and financial flexibility. This ratio indicates the period of time it would take to repay both our short- and long-term debt from operating earnings. The Company does not consider this to be a measure of its liquidity, which is its ability to meet short-term obligations, but rather a measure of how well it manages its liquidity position. Measures of liquidity are noted under “Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
Adjusted net debt is calculated by subtracting cash and cash equivalents from short and long-term debt. Adjusted net debt/adjusted EBITDA is calculated by dividing adjusted net debt by adjusted EBITDA.
The following table reconciles adjusted net debt to debt, adjusted EBITDA to net income, and adjusted net debt/ adjusted EBITDA to debt/ net income, respectively, which are the most directly comparable GAAP measures in, or calculated from, our consolidated financial statements.

	At and for the twelve months ended September 30,
(in millions, except percentages)	2025		2024		% Change
Short-term debt	$73.6		$31.4		134%
Long-term debt	2,568.6		2,729.3		(6)%
Debt	2,642.2		2,760.7		(4)%
Less: cash and cash equivalents	(674.7)		(650.7)		4%
Adjusted net debt	1,967.5		2,110.0		(7)%
Net income	$436.6		$378.6		15%
Add: depreciation and amortization	470.4		435.2		8%
Add: interest expense	198.3		245.2		(19)%
Less: interest income	(16.5)		(26.5)		(38)%
Add: income tax expense	123.9		125.2		(1)%
EBITDA	1,212.7		1,157.7		5%
Share-based payments expense	76.4		54.8		39%
Acquisition-related and integration costs	15.9		43.4		(63)%
Restructuring costs	13.1		—		NM
Gain on disposition of property, plant and equipment and related costs	(1.4)		(1.1)		27%
Prepaid consigned vehicles charges	(1.2)		(11.3)		(89)%
Executive transition costs	12.9		6.5		98%
Loss on deconsolidation and related costs	19.7		—		NM
Debt refinancing costs	3.9		—		NM
Remeasurements in connection with business combinations	0.1		1.3		(92)%
Other legal, advisory and non-income tax expenses	14.0		12.9		9%
Adjusted EBITDA	$1,366.1		$1,264.2		8%
Debt/net income	6.1	x	7.3	x	(16)%
Adjusted net debt/adjusted EBITDA	1.4	x	1.7	x	(18)%
NM = Not meaningful
For further information, please contact:
Sameer Rathod | Vice President, Investor Relations and Market Intelligence
1-510-381-7584 | srathod@rbglobal.com

RB Global	12